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                                  EXHIBIT 11.1
                         DYNAMEX INC. AND SUBSIDIARIES

               CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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                                                                           SIX MONTHS ENDED
                                            FISCAL YEAR ENDED JULY 31,       JANUARY 31,
                                            ---------------------------    ----------------
                                             1995       1996      1997      1997      1998
                                            -------    ------    ------    ------    ------
Net Income (Loss)........................   $(1,625)   $  876    $3,512    $  962    $2,007
                                            =======    ======    ======    ======    ======
Weighted Average Common Shares
  Outstanding............................       855     2,543     6,670     6,223     7,387
Common Share Equivalents Related to
  Options and Warrants...................     1,163     1,189       169       220       171
                                            -------    ------    ------    ------    ------
Common Shares and Common Share
  Equivalents............................     2,018     3,732     6,839     6,443     7,558
                                            =======    ======    ======    ======    ======
Common Stock Price used under Treasury
  Stock Method...........................   $ 11.00    $ 8.00    $ 8.89    $ 9.87    $ 9.50
                                            =======    ======    ======    ======    ======
Net Income (Loss) per Common Share:
  Basic..................................   $ (1.90)   $ 0.34    $ 0.53    $ 0.15    $ 0.27
                                            =======    ======    ======    ======    ======
  Diluted................................   $ (1.90)   $ 0.23    $ 0.51    $ 0.15    $ 0.27
                                            =======    ======    ======    ======    ======
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